UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2020

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

___________________________________

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West Broadway, Suite 700, Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 885-9260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous Independent Registered Public Accounting Firm

(i) On February 7, 2020, Northern Minerals & Exploration Ltd., (the “Company”) dismissed Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm.

(ii) The reports of Fruci & Associates II, PLLC on the Company’s consolidated financial statements for the fiscal years ended July 31, 2018 and 2017, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

(iii) The Company’s Board of Directors participated in and approve the decision to change independent registered public accounting firms.

(iv) During the fiscal years ended July 31, 2018 and 2017, there have been no disagreements with Fruci & Associates II, PLLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Fruci & Associates II, PLLC would have caused them to make reference thereto in connection with their report on the financial statements for such years. However, from fiscal year ended July 31, 2018 and through February 7, 2020, there has been a disagreement with Fruci & Associates II, PLLC on auditing scope or procedure, which disagreements if not resolved to the satisfaction of Fruci & Associates II, PLLC we believe would prevent the issuance of their report for the fiscal years ended July 31, 2019.

(v) The Company has requested that Fruci & Associates II, PLLC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Fruci & Associates II, PLLC is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

(i) On February 7, 2020 the Company engaged Haynie & Company as its new independent registered public accounting firm. During the most recent fiscal years and through February 7, 2020, the Company had not consulted with Haynie & Company regarding any of the following:

(ii) The application of accounting principles to a specific transaction, either completed or proposed;

(iii) The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iv) Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.02 – DEPARTURE OF A DIRECTOR OR PRINCIPAL OFFICER, APPOINTMENT OF A NAMED OFFICER

On February 1, 2020, Victor Miranda resigned as the Company’s Chief Financial Officer. There are no disagreements between Mr. Miranda and the Company. Mr. Miranda felt it was in the best interest of the Company for this position to be filled with a person in the Salt Lake City area to be able to work more closely with the day to day operations.

On February 7, 2020 the Board of Directors appointed Rachel Boulds to serve as the Company’s Chief Financial Officer. Ms. Boulds currently operates her sole accounting practice which she has led since 2009. Ms. Boulds provides outsourced chief financial officer services and all aspects of consulting and accounting services to a range of clients, including the preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. Ms. Boulds also currently provides for other companies. From August 2004 through July 2009, she was employed as a Senior Auditor for HJ & Associates, LLC, where she performed audits and reviews of public and private companies, including the preparation of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as a Senior Auditor at Mohler, Nixon and Williams. From September 2001 through July 2003, Ms. Boulds worked as an ABAS Associate for PriceWaterhouseCoopers. Ms. Boulds earned a B.S. in Accounting from San Jose University in 2001.

The Board is pleased to have Ms. Boulds join the Company to serve as its Chief Financial Officer. We also greatly appreciate Victor Miranda for his time served as the Company’s Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

16.1
Letter from Fruci & Associates II, PLLC to the Securities and Exchange Commission dated February 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/Noel Schaefer
Noel Schaefer
Chief Operating Officer

Date: February 14, 2020